AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH _____, 2005 REGISTRATION NO. _______________




                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     Atlantic Syndication Network, Inc.
           (Exact name of Registrant as specified in its charter)

Nevada                                                    88-0325940
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                    Identification No.)


                             6125 West Edna Ave.
                             Las Vegas, NV 89146
     (Address of Principal Executive Offices, including ZIP Code)

2005 Non-Qualified Stock & Stock Option Plan; Fee Agreement For
Professional
Services
                          (Full title of the plan)

                                Sarah Wyatt
                            6125 West Edna Ave.
                            Las Vegas, NV 89146
                  (Name and address of agent for service)

                              (702) 388-8800
       (Telephone number, including area code, of agent for service)





















                       CALCULATION OF REGISTRATION FEE

Title of                      Proposed          Proposed
Securities    Amount of       Maximum           Maximum          Amount of
to be         Shares to       Offering          Aggregate
Registration
Registered    be Registered   Price per Share   Offering Price   Fee

$.001 par     3,100,000       $0.09             $279,000         $35.35
Value common
Stock

TOTALS        3,100,000                         $279,000         $35.35

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities
Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin
Board as of March 1, 2005, a date within five business days prior to the filing of this registration statement.






































                                  PROSPECTUS

                      Atlantic Syndication Network, Inc.
                       3,100,000 Shares Of Common Stock

     This prospectus relates to the offer and sale by Atlantic Syndication Network, Inc., a Nevada corporation ("ASNI"), of shares of its $.001 par value per share common stock to certain employees, officers, directors and consultants
(the "Consultants") pursuant to the 2005 Non-Qualified Stock & Stock
Option
Plan
(the "Plan") and a consulting agreement. Pursuant to the Plan and the consulting agreement, ASNI is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the Consultants, an aggregate of
3,100,000 shares of common stock.

     The common stock is not subject to any restriction on transferability.
Recipients of shares other than persons who are "affiliates" of ASNI within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. ASNI is not registering any shares hereunder for affiliates of the company. An affiliate is summarily, any director, executive officer or controlling shareholder of ASNI or anyone of its subsidiaries. An "affiliate" of ASNI is subject to Section 16(b) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a consultant who is not now an "affiliate" becomes an "affiliate" of ASNI in the future, he/she would then be subject to Section 16(b) of the Exchange Act. The common stock is traded on the OTC Bulletin Board under the symbol "ASNI." On
March 1, 2005, the closing price for the common stock was $.10 per share.

     These Securities Have Not Been Approved Or Disapproved By The
Securities
And Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal
Offense.

                 The date of this prospectus is March __, 2005























     This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities
Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the
"Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by ASNI with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Atlantic Syndication
Network, Inc., 6125 West Edna Ave., Las Vegas, Nevada 89146. ASNI's telephone number is (702) 388-8800.

     ASNI is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission.
These reports, as well as the proxy statements, information statements and other information filed by ASNI under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by ASNI. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of ASNI since the date hereof.






















                              TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus     6

Item 1.  The Plan Information     6

Item 2.  Registrant Information and Employee Plan Annual Information     7

Information Required in the Registration Statement	7

Item 3.  Incorporation of Documents by Reference     7

Item 4.  Description of Securities     8

Item 5.  Interests of Named Experts and Counsel     8

Item 6.  Indemnification of Directors and Officers     8

Item 7.  Exemption from Registration Claimed     9

Item 8.  Exhibits     9

Item 9.  Undertakings     9

Signatures......
	1
2
































                                PART 1

                INFORMATION REQUIRED IN THE SECTION 10(a)

                              PROSPECTUS

Item 1.          The Plan Information.

The Company

ASNI has its principal executive offices at 6125 West Edna Ave., Las
Vegas,
Nevada 89146. ASNI's telephone number is (702) 388-8800.

Purpose

ASNI will issue common stock to certain employees, officers, directors and consultants (the "Consultants") pursuant to the 2005 Non-Qualified Stock & Stock
Option Plan (the "Plan") and a consulting agreement, which have been approved by the Board of Directors of ASNI. The Plan is intended to provide a method whereby
ASNI may be stimulated by the personal involvement of the Consultants in ASNI's future prosperity, thereby advancing the interests of ASNI, and all of its shareholders. Copies of the Plan and the consulting agreement have been filed as exhibits to this registration statement.

Common Stock

The Board has authorized the issuance of up to 3,100,000 shares of the common stock to the Consultants upon effectiveness of this registration statement.

No Restrictions on Transfer

The Consultants will become the record and beneficial owners of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

Tax Treatment to the Consultants

The common stock is not qualified under Section 401(a) of the Internal
Revenue
Code. The Consultants, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the
Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by ASNI for federal income tax purposes in the taxable year of ASNI during which the recipient recognizes income.

Restrictions on Resales

In the event that an affiliate of ASNI acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act.
Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section
16(b) of the Exchange Act, would be required to be disgorged from the recipient to ASNI. Services rendered have been recognized as valid consideration for the
"purchase" of shares in connection with the "profit" computation under Section
16(b) of the Exchange Act. ASNI has agreed that for the purpose of any "profit" computation under Section 16(b) of the Exchange Act, the price paid for the common stock issued to affiliates is equal to the value of services rendered.
Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item 2.  Registrant Information and Employee Plan Annual Information

The documents incorporated by reference in Item 3 of Part II of the Form
S-8,
and any other documents required to be delivered pursuant to Rule 428(b), promulgated under the Securities Act, are available from the company, without charge, upon written or oral request. Requests for documents should be directed to the CFO of the company at 6125 West Edna Ave., Las Vegas, Nevada 89146. The documents incorporated by reference in Item 3 of Part II of the Form S-8 are also incorporated in this Prospectus by reference thereto.

                                PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange
Commission
(the "Commission") by Atlantic Syndication Network, Inc., a Nevada corporation, are incorporated herein by reference:

(a) The company's latest Annual Report on Form 10-KSB for the year ended February 28, 2004, filed with the Securities and Exchange Commission on June
1,
2004 and amended on July 13, 2004;

(b) The reports of the company filed pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended February 28, 2004;
(c) A description of the company's common stock, which is contained in the
Form
10-SB filed by the company with the Commission on June 15, 1999, as amended through the date hereof; and

(d) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.          Description of Securities.

     Not applicable.

Item 5.          Interests of Named Experts and Counsel.

     The financial statements of ASNI, incorporated by reference in this prospectus as of and for the year ended February 28, 2004 have been audited by
Larry O'Donnell, CPA, PC of Aurora, Colorado, independent auditors, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

Item 6.          Indemnification of Directors and Officers
Section 78.7502 of Chapter 78 of the Nevada Revised statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Item 7.          Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.     Title
5.1             Legal opinion of Weed & Co. LLP
10.1            2005 Non-Qualified Stock & Stock Option Plan
10.2            Fee Agreement for Professional Services with April E.
Frisby
of
Weed & Co. LLP
23.1 Consent of Weed & Co. LLP (included in the opinion filed as
Exhibit 5.1 hereto).
23.2            Consent of Larry O' Donnell, CPA, PC

Item 9.         Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if registration statement is on Form S-3, Form S-8 or Form F-3, and the information required [or] to be included in a post-effective amendment by those paragraphs
is contained in periodic reports filed by the registrant pursuant to section
13
or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




















































                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 3, 2005.

                                  ATLANTIC SYNDICATION NETWORK, INC.
                                  (Registrant)

                                  /s/ Kent Wyatt, Sr.
                                  Kent Wyatt, Sr.,
                                  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                   Title                         Date

/s/ Kent Wyatt, Sr.          Chief Executive Officer,      March 3, 2005
Kent Wyatt, Sr.              President & Director

/s/ Sarah E. Wyatt           Corporate Secretary &         March 3, 2005
Sarah E. Wyatt               Director


/s/ Glen Schlosser           Treasurer (Chief Financial    March 3, 2005
Glen Schlosser               Officer and Chief
                             Accounting Officer) &
                             Director


/s/Michael Edwards           Director                      March 3, 2005
Michael Edwards























EXHIBIT 5.1 Legal Opinion of Weed & Co. LLP

WEED & CO. LLP
4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164 TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

March 3, 2005

Board of Directors
Atlantic Syndication Network, Inc.
6125 West Edna
Las Vegas, NV 89146

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection
with Atlantic Syndication Network, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 3,100,000 shares of
the Company's common stock, $.001 par value (the "Shares"), pursuant to the
2005
Non-Qualified Stock & Stock Option Plan (the "Plan") and a Fee Agreement for
Professional Services.

In connection with this opinion, we have examined the Registration Statement, the Plan, consulting agreement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan and consulting agreement and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

Further, we consent to the use of this opinion as an exhibit to the Form
S-8
Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                    Very truly yours,


                                    /s/Weed & Co. LLP
                                    Weed & Co. LLP





EXHIBIT 10.1  2005 Non-Qualified Stock & Stock Option Plan

2005 NON-QUALIFIED STOCK & STOCK OPTION PLAN

1.     Purpose of Plan

     1.1    This  2005 NON-QUALIFIED STOCK & STOCK OPTION PLAN (the
"Plan")
of
Atlantic Syndication Network, Inc., a Nevada corporation (the "Company") for employees, officers, directors, consultants and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the
Company depends.

2.     Definitions

     2.1 For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the
Plan, or the Board if no committees have been established. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

"Common Shares" shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

"Company" shall mean Atlantic Syndication Network, Inc., a Nevada corporation, and any parent or subsidiary corporation of Atlantic Syndication Network, Inc., as such terms are defined in Sections 425(e) and 425(f), respectively, of the
Code.

"Fair Market Value" shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common
Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market
Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

"Optionee" shall mean an employee of the company who has been granted one or more Stock Options under the Plan.

"Common Stock" shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

"Common Stockholder" means the employee of, consultant to, or director of the
Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

"Common Stock Agreement" means an agreement executed by a Common
Stockholder
and
the Company as contemplated by Section 5, below, which imposes on the shares of
Common Stock held by the Common Stockholder such restrictions as the Board or
Committee deem appropriate.

"Stock Option" or "Non-Qualified Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

"Stock Option Agreement" shall mean the agreement between the Company and the
Optionee under which the Optionee may purchase Common Shares hereunder.

3.    Administration of the Plan

     3.1 The Committee shall administer the Plan and accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

     3.2 The determination of those eligible to receive Stock Options and
Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreements and Common stock agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     3.3 The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 11 of the Plan.

     3.4 The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock
Option, in the manner and to the extent it shall deem necessary to carry it into effect.

     3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     3.6 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

     3.7 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

     3.8 The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4.    Shares Subject to the Plan

     4.1 The total number of shares of the Company available for grants of
Stock Options and Common Stock under the Plan shall be 3,000,000 Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

     4.2 If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

5.    Award Of Common Stock

     5.1 The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the
Company, and such other persons as the Board or Committee may select, and
(b)
permit Holders of Options to exercise such Options prior to full vesting therein and hold the Common Shares issued upon exercise of the Option as Common Stock.
In either such event, the owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.

     5.2 Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

     5.3 Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

     5.4. Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common
Stockholder is vested therein.

     5.5   All shares of Common Stock issued under this Plan (including any
shares of Common Stock and other securities issued with respect to the shares
of
Common Stock as a result of stock dividends, stock splits or similar changes
in
the capital structure of the Company) shall be subject to such restrictions
as
the Board or Committee shall provide, which restrictions may include, without
limitation, restrictions concerning voting rights, transferability of the
Common
Stock and restrictions based on duration of employment with the Company,
Company
performance and individual performance; provided that the Board or
Committee
may, on such terms and conditions as it may determine to be appropriate, remove
any or all of such restrictions.  Common Stock may not be sold or encumbered
until all applicable restrictions have terminated or expire.  The restrictions,
if any, imposed by the Board or Committee or the Board under this Section
5
need
not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

     5.6 Each Common Stock Agreement shall provide that the Company shall have the right to repurchase from the Common Stockholder the unvested Common Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

     5.7 In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common
Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

     5.8 The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6.    Stock Option Terms and Conditions

     6.1 Consistent with the Plan's purpose, Stock Options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

     6.2 All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6.

     6.3 All Stock Options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

     6.4 No Stock Option granted to any employee or 10% Shareholder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten year period or during any lesser period of time.

     The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions.
If an Optionee shall not, in any given installment period, purchase all the
Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO. However, no NQSO, or any portion thereof, may be exercisable until thirty (30) days following date of grant ("30-Day Holding Period.").

     6.5 A Stock Option, or portion thereof, shall be exercised by delivery of
(i) a written notice of exercise of the Company specifying the number of common shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Section 6.

     No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

     6.6 The exercise price of a Stock Option, or portion thereof, may be paid:

          A. In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or

          B. At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate Fair Market Value on the date the NQSO is exercised equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

          C.    By a combination of both A and B above.

          The Committee shall determine acceptable methods for tendering
Common
Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

     6.7 With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

     6.8 Except by will or the laws of descent and distribution, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.

     6.9 If the Optionee shall die while associated with the Company or within three months after termination of such association, the personal representative or administrator of the Optionee's estate or the person(s) to whom an NQSO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the NQSO for one year after the date of the Optionee's death, to the extent (i) such NQSO was exercisable on the date of such termination of employment by death, and
(ii)
such NQSO was not exercised, and (iii) the exercise period may not be extended beyond the expiration of the term of the Option.

           No transfer of a Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferee of the terms and conditions by such Stock Option.

           In the event of death following termination of the Optionee's association with the Company while any portion of an NQSO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Stock Option.

     6.10 Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of
Common Shares may also be governed by applicable provisions of the Securities
Act of 1933, as amended.

7.    Adjustments or Changes in Capitalization

     7.1 In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

          A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to
Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

          B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or

          C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

     7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8.     Merger, Consolidation or Tender Offer

     8.1 If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.



     8.2     In the event that:

          A.     Any person other than the Company shall acquire more than
20%
of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

          B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

          C. There shall be a sale of all or substantially all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the
Committee to be a statutory officer ("Insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for
Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate Fair Market Value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

     8.3 Any payment which the Company is required to make pursuant to paragraph 8.2 of this Section 8 shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

     8.4 Notwithstanding paragraphs 8.1 and 8.3 of this Section 8, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

9.          Amendment and Termination of Plan

     9.1 The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

     9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

     9.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

     9.4 No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

10.     Government and Other Regulations

     10.1   The obligation of the Company to issue, transfer and deliver
Common
Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any
Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the
Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

11.     Miscellaneous Provisions

     11.1 No person shall have any claim or right to be granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

     11.2 Any expenses of administering this Plan shall be borne by the Company.

     11.3 The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the
Company.

     11.4 The place of administration of the Plan shall be in the State of
Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the
Plan, shall be determined solely in accordance with the laws of the State of
Nevada.

     11.5 Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

     11.6 In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

     11.7 Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

     11.8 Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the
Company or any subsidiary corporation, or for disclosing trade secrets of the
Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the
Optionee by the Committee. The decision of the Committee as to the cause of an
Optionee's discharge and the damage done to the Company shall be final.
No
decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

12.     Written Agreement

     12.1 Each Stock Option granted hereunder shall be embodied in a written
Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any
Vice President of the Company, for and in the name and on behalf of the Company.
Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.













































Number of Shares:                                   Date of Grant:

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

     AGREEMENT made this _______ day of ____________ 200___, between _________________________________the "Optionee"), and Atlantic Syndication
Network, Inc., Inc. (the "Company").

     1.   Grant of Option

          The Company, pursuant to the provisions of the 2005 NON-
QUALIFIED
STOCK & STOCK OPTION PLAN (the "Plan"), adopted by the Board of Directors on
______________, 2005, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of ________________shares of its $.001 par value common stock, as such common stock is now constituted, at the purchase price of $ __________ per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

     2.     Exercise

          The Option evidenced hereby shall be exercisable in whole or in part on or after _____________________ and on or before, ______________________, provided that the cumulative number of shares of common stock as to which this
Option may be exercised (except in the event of death, retirement, or permanent and total disability, as provided in paragraph 6.9 of the Plan) shall not exceed the following amounts:

          Cumulative Number               Prior to Date
          of Shares                       (Note Inclusive of)





The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased;
(ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully paid and nonassessable common stock of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable common stock is submitted as whole or partial payment for shares to be purchased hereunder, such common stock will be valued at their Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.


     3.     Transferability

            The Option evidenced hereby is not assignable or transferable by the
Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in paragraph 6.9 of the Plan. The Option shall be exercisable only by the Optionee during his lifetime.

                                    Atlantic Syndication Network, Inc.




                                    By:
                                    Name:
ATTEST:                             Title:




____________________________________
Secretary

          Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if
Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee (except as otherwise provided in paragraph
6 of the Plan) all of the Optionee's rights hereunder shall thereupon terminate;
and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to
Optionee before the date of grant of this Option.



Dated:_________________________
________________________________________
                                    Optionee



________________________________________
                                    Print Name



________________________________________
                                    Address



________________________________________
                                    Social Security No.












ATTACHMENT B

                                NOTICE OF EXERCISE



To:     Atlantic Syndication Network, Inc.



(1) The undersigned hereby elects to purchase ________ shares of Common
Shares (the "Common Shares"), of Atlantic Syndication Network, Inc. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of
Common Shares in the name of the undersigned or in such other name as is specified below:

                             _______________________________
                             (Name)

                             _______________________________
                             (Address)
                             _______________________________


                             _______________________________
                             Dated


                             _______________________________
                             Signature























Optionee: __________________________ Date of Grant: _____________________





                                  SCHEDULE I



DATE       SHARES PURCHASED    PAYMENT      UNEXERCISED       ISSUING
                               RECEIVED     SHARES            OFFICER
                                            REMAINING         INITIALS



__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________














EXHIBIT 10.2          Fee Agreement for Professional Services with April
E.
Frisby of Weed & Co. LLP


February 24, 2005

Kent Wyatt
Chief Executive Officer
Atlantic Syndication Network, Inc.
6125 West Edna
Las Vegas, NV 89146
Telephone: (702) 388-8800
Facsimile: (702) 496-2008

Via E-Mail: Asnitv@cox.net

          RE: Fee Agreement for Professional Services

Dear Mr.Wyatt:

The purpose of this letter is to memorialize a fee agreement for legal services.
This fee agreement is between Atlantic Syndication Network, Inc., a Nevada corporation ("ASNI"), and Weed & Co. LLP, a California limited liability partnership ("Weed LLP").

Weed LLP shall render the following legal services described in Exhibit A attached hereto and ASNI may engage Weed LLP on any new matters as agreed upon from time to time in exchange for payment of fees determined in accordance with this agreement. Weed LLP makes no promises or guarantees regarding the outcome of matters upon which Weed LLP is engaged to represent ASNI.

To protect both of the parties and to comply with professional obligations, we have already discussed with each other and resolved any potential conflicts of interest with present or former clients. The services that Weed LLP will provide shall be in accordance with the following terms and conditions. We advise you to seek the advice of independent counsel before signing this agreement.

Professional Fees

Fees are based upon the reasonable value of Weed LLP's services as determined in accordance with the American Bar Association Model Code of Professional Responsibility and the California & Texas Rules of Professional Conduct. Fees are based on the rates charged by Weed LLP.

Weed LLP's rate is $300 per hour. It is anticipated that ASNI and Weed LLP will agree on a fixed fee for special projects from time to time. The fixed fee arrangements for special projects will be agreed to in writing. Weed LLP's fees will be paid in cash or as follows:

Initial Retainer

To commence the relationship and to insure the availability of Weed LLP, upon execution, ASNI shall issue 100,000 shares (the "Retainer Shares") of ASNI common stock with a Rule 144 legend in the name of Weed & Co. LLP, to be returned upon receipt of the S-8 stock as described below.

Terms for Payment in Stock instead of Cash.

As a non-cash alternative form of payment for professional services, ASNI has
proposed and Weed LLP has agreed that ASNI place an initial block of
100,000
shares of ASNI's S-8 stock in April E. Frisby's name, as designee for Weed
LLP.
At least once a month, Weed LLP will send ASNI a statement for fees and costs.
Unless objection is made to the bill, sufficient stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement.

In the course of Weed LLP's representation of ASNI, if all the initial block of stock is liquidated, a new block of stock sufficient to cover projected fees, in an amount contemporaneously agreed to by the parties, will again be placed with
Weed LLP, under the terms and conditions outlined above. At the conclusion of
Weed LLP's representation of ASNI and the payment of all final fees and costs, any unused stock shall forthwith be returned to ASNI.

ASNI has agreed to register such blocks of stock pursuant to a registration statement filed at its own expense. The foregoing 100,000 shares are in addition to the Retainer Shares.

ASNI shall cause any subsidiary or parent corporation to adopt and be bound by this agreement and all its provisions.

There may be risks inherent in the issuance of securities to April E. Frisby and/or Weed LLP as compensation for services in lieu of cash. Such risks may include that the securities may ultimately be worth more or less than the value of our services. Further, the issuance of securities as compensation may dilute the percentage of ownership of your existing shareholders in the company and change the value of their shares. Moreover, the GAPP accounting treatment is frequently different when a company issues securities in lieu of cash for services. This occurs when shares are issued in exchange for services and the price of the shares fluctuates during the service period. A declining share price may require the company to issue additional securities to us and cause the company's income statement to reflect higher expenses for professional services in subsequent accounting periods than cash payment for services. Similarly, an increase in the company's share price may cause the company's income statement to reflect lower expenses for professional services in subsequent accounting periods than cash payment for services.

Costs and Expenses

ASNI understands that in the course of representation, it may be necessary for
Weed LLP to incur certain costs or expenses. ASNI will reimburse Weed LLP for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services and approved by ASNI in advance. More particularly, ASNI will reimburse Weed LLP in accordance with the following guidelines:

1. Computer-Related Expenses - ASNI will reimburse Weed LLP for computerized research and research services. However, any charges will require prior approval. ASNI also encourages Weed LLP to utilize computer services that will enable Weed LLP to manage the projects.

2. Travel - Assuming ASNI requires counsel to travel on its behalf, ASNI will reimburse Weed LLP for expenses in connection with out of town travel. However,
ASNI will only reimburse for economy class travel and, where necessary, for the reasonable cost of a rental car. All related travel expenses, i.e., lodging and meals, must be reasonable under the circumstances.

3. Filing Fees & Court Costs - ASNI will reimburse Weed LLP for expenses incurred in connection with filing fees and court costs, if any, but will not be responsible for sanctions or penalties imposed due to the conduct of Weed LLP.

ASNI shall pay and hold Weed LLP harmless from all such costs and expenses incurred on ASNI's behalf. Weed LLP may, but shall not be obligated to, advance funds on ASNI's behalf. In such event, ASNI agrees to reimburse Weed LLP upon demand for the amounts advanced. Substantial outside fees (such as state filing fees or SEC filing services) may be referred to ASNI for direct payment.

Billing

All bills will include a summary statement of the kinds of services rendered during the relevant period. ASNI expects that Weed LLP will maintain back-up documentation for all expenses. ASNI expects to be billed monthly or at the conclusion of each project and agrees to pay Weed LLP's invoices within fifteen days of receipt. Weed LLP shall bill in increments of one-quarter (1/4) hour unless otherwise agreed in writing.

Delay in Payment

In the event that any of Weed LLP's bills remain unpaid for more than 30 days after receipt by ASNI, Weed LLP shall have the right to discontinue rendering further services to ASNI in connection with any matter then being handled for
ASNI by Weed LLP and to take appropriate action to collect such fees.

Involvement of ASNI

ASNI expects to be kept closely involved with the progress of Weed LLP's services in this matter. Weed LLP will keep ASNI apprised of all material developments in this matter, and will provide sufficient notice to enable a representative to attend meetings, conferences, and other proceedings.

There may be times when Weed LLP will need to obtain information from ASNI.
All
requests for access to documents, employees, or other information shall be granted without unreasonable delay.

Termination

ASNI shall have the right to terminate Weed LLP's engagement by written notice at any time. Weed LLP has the same right to terminate this engagement, subject to an obligation to give ASNI reasonable notice to permit it to obtain alternative representation or services and subject to applicable ethical provisions. Weed LLP will be expected to provide reasonable assistance in effecting a transfer of responsibilities to the new service provider.

Disputes

The laws of the State of California shall govern the interpretation of this agreement, including all rules or codes of ethics that apply to the provision of services. All disputes between us arising out of this engagement that cannot be settled shall be resolved in a federal or state court located in Orange County,
California.
Facsimile Execution of this Agreement is Binding

A facsimile, telecopy or other reproduction of this agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.
At
the request of any party hereto, all parties agree to execute an original of this agreement as well as any facsimile, telecopy or other reproduction hereof.

If the foregoing accurately reflects our agreement regarding professional services, please sign and return a duplicate copy of this letter by facsimile.
Thank you in advance for your prompt attention to this matter.

Very truly yours,

/s/ April E. Frisby
April E. Frisby
Partner

Approved and Agreed
Atlantic Syndication Network, Inc.



By: _/s/Kent Wyatt_
Name: Kent Wyatt
Title: Chief Executive Officer
Date: February 24, 2005




























EXHIBIT 23.2          Consent of Larry O' Donnell, CPA, PC


Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545
2228 South Fraser Street
Unit 1
Aurora, Colorado  80014



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Atlantic Syndication Network, Inc., and in any related
Prospectus, of my auditor's report dated May 18, 2004 accompanying the financial statements of Atlantic Syndication Network, Inc. included in their annual report on Form 10KSB for the year ended February 28, 2004.



Larry O'Donnell, CPA, P.C.

March 8, 2005